Exhibit 3.1 1 SECOND AMENDED AND RESTATED BYLAWS OF ARROWHEAD PHARMACEUTICALS, INC. ARTICLE I STOCKHOLDERS Section 1.1 Annual Meeting. (a) General. The annual meeting of stockholders shall be held at the hour, date and place, if any, within or without the State of Delaware which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen (13) months after the corporation’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these bylaws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof. (b) Notice of Stockholder Business and Nominations. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an annual meeting: (i) by or at the direction of the Board of Directors, (ii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this bylaw, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in this bylaw as to such nomination or other business, or (iii) by an Eligible Stockholder (as defined in Section 1.11 below) pursuant to and in accordance with Section 1.11 of these bylaws. For the avoidance of doubt, the foregoing clauses (ii) and (iii) shall be the exclusive means for a stockholder to bring nominations and the foregoing clause (ii) shall be the exclusive means for a stockholder to bring other business properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 1.1(b) or Article I, Section 1.11, as applicable, of this bylaw to bring such nominations or other business properly before an annual meeting. In addition to the other requirements set forth in this bylaw, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the corporation under applicable law. (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Article I, Section 1.1(b)(1) of this bylaw, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by this bylaw and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or other business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this bylaw. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the corporation not later than the close of business on the later of the 90th day prior to the scheduled date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s Timely Notice shall set forth:

2 (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (ii) the information required under Article I, Section 1.12 with respect to any nominee for election as a director, and (iii) a written statement, not to exceed 500 words, in support of such person; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of each Proposing Person (as defined below); (C) (i) the name and address of the stockholder giving the notice, as they appear on the corporation’s books, and the names and addresses of the other Proposing Persons (if any) and (ii) as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person, including any shares of any class or series of capital stock of the corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the corporation, (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the corporation or any Synthetic Equity Interests, and (f) any equity interests or Synthetic Equity Interest in the securities of any principal competitor (for purposes of this Section 1.1(b), as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914) of the corporation held by or on behalf of such Proposing Person (the disclosures to be made pursuant to the foregoing clauses (a) through (f) are referred to, collectively, as “Material Ownership Interests”) and (iii) a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the corporation; (D) (i) any plans or proposals which such Proposing Person may have with respect to securities of the corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D, (ii) a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders, including, without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act

3 Schedule 13D, (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), and (iii) identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); (E) a representation that the stockholder (or a qualified representative of the stockholder) intends to appear at the meeting to make such nomination or propose such other business; (F) a representation as to whether the stockholder giving the notice, any other Proposing Person, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal of other business and, if so, a statement of whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and (i) in the case of a proposal of business other than nominations, whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a- 16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or (ii) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least 67% of the voting power of the corporation’s stock entitled to vote generally in the election of directors; (G) a representation that promptly after soliciting proxies from the percentage of stockholders referred to in the representation required under the immediately preceding clause (F), such stockholder or any Proposing Person will provide the corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the corporation’s stock (such representation, together with the representations required under the immediately preceding clause (F) above, the “Solicitation Statement”). (3) A stockholder providing Timely Notice of nominations or other business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the fifth business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten business days prior to the meeting). (4) Notwithstanding anything in the second sentence of Article I, Section 1.1(b)(2) of this bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 1.1(b)(2), a stockholder’s notice required by this bylaw shall also be

4 considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation. (c) Other. (1) Only such persons who are nominated in accordance with the provisions of this Section 1.1 or Article I, Section 1.11 shall be eligible for election and to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the provisions of this Article I, Section 1.1. The Chairman of the Board, the chairman of the meeting or any other person designated by the Board of Directors shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these bylaws (including whether a stockholder or any other Proposing Person provided all information and complied with all requirements and representations required under this Article I, Section 1.1). If the Chairman of the Board, the chairman of the meeting or any other person designated by the Board of Directors determines that such nomination or other business was not made in accordance with the provisions of these bylaws, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the corporation. (2) Except as otherwise required by law, nothing in this Article I, Section 1.1 shall obligate the corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder. (3) In furtherance and not by way of limitation of the foregoing provisions of this Article I, Section 1.1, if the proposing stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that votes and proxies in respect of any such nomination or other business may have been received by the corporation. For purposes of this Article I, Section 1.1, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the corporation prior to the making of such nomination or proposal of other business at the meeting of the stockholders (and in any event not fewer than five business days before such meeting). (4) Notwithstanding the foregoing provisions of this bylaw, a stockholder (and any other Proposing Person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this bylaw. Nothing in this bylaw shall be deemed to affect any rights of (i) stockholders to have proposals included in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances. (5) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors. (d) Definitions. For purposes of this bylaw, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day and “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Article I of these bylaws, the term “Proposing Person” shall mean the following persons: (i) the

5 stockholder of record providing the notice of nominations or other business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations or other business proposed to be brought before a stockholders’ meeting is made, and if such stockholder or beneficial owner is an entity, each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity. For purposes of this Section 1.1 of Article I of these bylaws, the term “Synthetic Equity Interest” shall mean (a) any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any option, warrant, forward contract, contract of sale or other derivative, swap, hedge, pledge, repurchase, voting rights, or so-called “stock borrowing” agreement or arrangement, whether the instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation, the purpose or effect of which is to, directly or indirectly: (1) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the corporation, (2) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the corporation, (3) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the corporation, or (4) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the corporation, and (b) any interest in the foregoing clause (a) with respect to any class or series of capital stock of any principal competitor of the corporation. Section 1.2 Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the corporation may be called only by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the corporation. Nominations of persons for election to the Board of Directors of the corporation and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with Article I, Section 1.1(a) of these bylaws, in which case such special meeting in lieu thereof shall be deemed an annual meeting for purposes of these bylaws and the provisions of Article I, Section 1.1(b) of these bylaws shall govern such special meeting. Section 1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his/her address as it appears on the records of the corporation. Section 1.4 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the place, if any, date and hour thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 1.3 of these bylaws). At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

6 Section 1.5 Quorum. At each meeting of stockholders, except where otherwise provided by law or the corporation’s Amended and Restated Certificate of Incorporation, as it may be amended from time to time (the “Certificate of Incorporation”) or these bylaws, the holders of shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Section 1.6 Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his/her absence by the Vice Chairman of the Board, if any, or in his/her absence by the President, or in his/her absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his/her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 1.4. Section 1.7 Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or any amendment thereto, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors unless the holders of shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these bylaws, be decided by the vote of shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting. Section 1.8 Fixing Date for Determination of Stockholders of Record. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

7 conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Section 1.9 List of Stockholders Entitled to Vote. The Secretary shall prepare and make, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the corporation. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders. Section 1.10 Action by Consent of Stockholders. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Section 1.11 Proxy Access for Director Nominations. (a) Eligibility. Subject to the terms and conditions of these bylaws, in connection with an annual meeting of stockholders at which directors are to be elected, the corporation: (1) shall include in its proxy statement and on its form of proxy the names of, and (2) shall include in its proxy statement the “Additional Information” (as defined below) relating to, a number of nominees specified pursuant to Article I, Section 1.11(b)(1) (the “Authorized Number”) for election to the Board of Directors submitted pursuant to this Section 1.11 (each, a “Stockholder Nominee”), if: (i) the Stockholder Nominee satisfies the eligibility requirements in this Section 1.11; (ii) the Stockholder Nominee is identified in a timely notice (the “Stockholder Notice”) that satisfies this Section 1.11 and is delivered by a stockholder that qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined below); (iii) the Eligible Stockholder satisfies the requirements in this Section 1.11 and expressly elects at the time of the delivery of the Stockholder Notice to have the Stockholder Nominee included in the corporation’s proxy materials; and (iv) the additional requirements of these bylaws are met. (b) Definitions.

8 (1) The maximum number of Stockholder Nominees appearing in the corporation’s proxy materials with respect to an annual meeting of stockholders (the “Authorized Number”) shall not exceed the greater of two or 20% of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 1.11 with respect to the annual meeting, or if such amount is not a whole number, the closest whole number (rounding down) below 20%; provided that the Authorized Number shall be reduced: (i) by any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Section 1.11 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee; (ii) by any directors in office or director nominees that in either case shall be included in the corporation’s proxy materials with respect to the annual meeting as an unopposed (by the corporation) nominee pursuant to an agreement, arrangement or other understanding between the corporation and a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by the stockholder or group of stockholders, from the corporation); (iii) by any directors serving on the Board of Directors who were previously elected to the Board of Directors as Stockholder Nominees at any of the preceding two annual meetings and who are nominated for election at the annual meeting by the Board of Directors as a Board nominee; and (iv) by any Stockholder Nominee who is not included in the corporation’s proxy materials or is not submitted for director election for any reason, in accordance with the last sentence of Article I, Section 1.11(d)(2). In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Authorized Number shall be calculated based on the number of directors in office as so reduced. (2) To qualify as an “Eligible Stockholder,” a stockholder or a group as described in this Section 1.11 must: (i) Own and have Owned (as defined below), continuously for at least three years as of the date of the Stockholder Notice, a number of shares (as adjusted to account for any stock dividend, stock split, subdivision, combination, reclassification or recapitalization of shares of stock of the corporation that are entitled to vote generally in the election of directors) that represents at least 3% of the outstanding shares of stock of the corporation that are entitled to vote generally in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and (ii) thereafter continue to Own the Required Shares through such annual meeting of stockholders. For purposes of satisfying the ownership requirements of this Section 1.11(b)(2), a group of not more than 20 stockholders and/or beneficial owners may aggregate the number of shares of stock of the corporation that are entitled to vote generally in the election of directors that each group member has individually Owned continuously for at least three years as of the date of the Stockholder Notice if all other requirements and obligations for an Eligible Stockholder set forth in this Section 1.11 are satisfied by and as to each stockholder or beneficial owner comprising the group whose shares are aggregated. No shares may be attributed to more than one Eligible Stockholder, and no stockholder or beneficial owner, alone or together with any of its affiliates, may individually or as a member of a group qualify as or constitute more than one Eligible Stockholder under this Section 1.11. A group of any two or more funds shall be treated as only one stockholder or beneficial owner for this purpose if they are (a) under common management and investment control, (b) under common management and funded primarily by a single employer or (c) part of a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940. For purposes of this Section 1.11, the term “affiliate” or “affiliates” shall have the meanings ascribed thereto under the rules and regulations promulgated under the Exchange Act. (3) For purposes of this Section 1.11: (i) A stockholder or beneficial owner is deemed to “Own” only those outstanding shares of stock of the corporation that are entitled to vote generally in the election of directors as to which the person possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, except that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (i) sold by such person in any transaction that has not been settled or closed; (ii) borrowed by the person for any purposes or purchased by the person pursuant to an agreement to resell; or (iii) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by the person, whether the instrument or

9 agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation that are entitled to vote generally in the election of directors, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of the shares; and/or (y) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of the shares by the person. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, have correlative meanings. For purposes of clauses (i) through (iii), the term “person” includes its affiliates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act). (ii) A stockholder or beneficial owner “Owns” shares held in the name of a nominee or other intermediary so long as the person retains both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. (iii) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned the shares if the person has the power to recall the loaned shares on not more than five business days’ notice and (A) the person recalls the loaned shares within five business days of being notified that its Stockholder Nominee shall be included in the Corporation’s proxy materials for the relevant annual meeting; and (B) the person holds the recalled shares through the annual meeting. (4) For purposes of this Section 1.11, the “Additional Information” referred to in Article I, Section 1.11(a)(2) that the corporation will include in its proxy statement is: (i) the information set forth in the Schedule 14N provided with the Stockholder Notice concerning each Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by the applicable requirements of the Exchange Act and the rules and regulations thereunder; and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group, a written statement of the group), not to exceed 500 words, in support of its Stockholder Nominee(s), which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy statement for the annual meeting (the “Statement”). Notwithstanding anything to the contrary contained in this Section 1.11, the corporation may omit from its proxy materials any information or Statement that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 1.11 shall limit the corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominee. (c) Stockholder Notice and Other Informational Requirements. (1) The Stockholder Notice shall set forth: (i) all information required under Article I, Section 1.1(b)(2)(C) and (D) of these bylaws (and for such purposes, references in Article I, Section 1.1(b)(2) of these bylaws to the “Proposing Person” shall be deemed to refer to the “Eligible Stockholder” on whose behalf the Stockholder Notice is delivered);

10 (ii) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under the Exchange Act; (iii) a written statement of the Eligible Stockholder (and in the case of a group, the written statement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder), which statement(s) shall also be included in the Schedule 14N filed with the SEC: (A) setting forth and certifying to the number of shares of stock of the corporation that are entitled to vote generally in the election of directors the Eligible Stockholder Owns and has Owned (as defined in Article I, Section 1.11(b)(3) above) continuously for at least three years as of the date of the Stockholder Notice; (B) agreeing to continue to Own such shares through the annual meeting; and (C) regarding whether or not it intends to maintain Ownership of the Required Shares for at least one year following the annual meeting; (iv) the written agreement of the Eligible Stockholder (and in the case of a group, the written agreement of each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, setting forth the following additional agreements, representations, and warranties: (A) it shall provide: (i) within five business days after the date of the Stockholder Notice, one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously in compliance with this Section 1.11; (ii) within the time period specified in Article I, Section 1.1(b)(3) of these bylaws, an updated or supplemental notice so that the information provided or required to be provided pursuant to clause (c)(1) of this Section 1.11 shall be true and correct as of the dates specified in Article I, Section 1.1(b)(3); and (iii) immediate notice to the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the annual meeting; (B) it: (i) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have this intent; (ii) has not nominated and shall not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 1.11; (iii) has not engaged and shall not engage in, and has not been and shall not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or any nominee(s) of the Board of Directors; and (iv) shall not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the corporation; and (C) it will: (i) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation; (ii) indemnify and hold harmless the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of the nomination or solicitation process pursuant to this Section 1.11; (iii) comply with all laws, rules, regulations and listing standards applicable to its nomination or any solicitation in connection with the annual meeting; (iv) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether the filing is required under Exchange Act Regulation 14A, or whether any exemption from

11 filing is available for the materials under Exchange Act Regulation 14A; and (v) at the request of the corporation, promptly, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier), provide to the corporation such additional information as reasonably requested by the corporation; and (v) in the case of a nomination by a group, the designation by all group members of one group member that is authorized to act on behalf of all members of the group with respect to the nomination and matters related thereto, including withdrawal of the nomination, and the written agreement, representation, and warranty of the Eligible Stockholder that it shall provide, within five business days after the date of the Stockholder Notice, documentation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed 20, including whether a group of funds qualifies as one stockholder or beneficial owner within the meaning of Section 1.11(b)(2) of these bylaws. (2) Within the time period for delivery of the Stockholder Notice, the Eligible Stockholder shall deliver to the Secretary at the principal executive offices of the Corporation the information as to each Stockholder Nominee required to be submitted by nominees under Article I, Section 1.12 of these bylaws with respect to any nominee for election as a director, which information shall be deemed part of the Stockholder Notice. The corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 1.11. (3) To be timely under this Section 1.11, the Stockholder Notice must be delivered by a stockholder to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date (as stated in the corporation’s proxy materials) the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely, the Stockholder Notice must be so delivered not earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Article I, Section 1.1(c)(3)) of the date of such meeting is first made by the corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of the Stockholder Notice as described above. (4) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 1.11. All information provided pursuant to this Section 1.11(c) shall be deemed part of the Stockholder Notice for purposes of this Section 1.11(c). (d) Proxy Access Procedures. (1) Notwithstanding anything to the contrary contained in this Article I, Section 1.11, the corporation may omit from its proxy materials any Stockholder Nominee, and such nomination and any proxies or votes in respect of any such nomination shall be disregarded and no vote on such

12 Stockholder Nominee shall occur, notwithstanding that proxies or votes in respect of any such nomination may have been received by the corporation, if: (i) the Eligible Stockholder or Stockholder Nominee breaches any of its agreements, representations or warranties set forth in the Stockholder Notice or otherwise submitted pursuant to this Section 1.11, any of the information in the Stockholder Notice or otherwise submitted pursuant to this Section 1.11 was not, when provided, true, correct and complete, or the Eligible Stockholder or applicable Stockholder Nominee otherwise fails to comply with its obligations pursuant to these bylaws, including, but not limited to, its obligations under this Section 1.11; (ii) the Stockholder Nominee: (A) is not independent under any applicable listing standards, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors; (B) is or has been, within the past three years, an officer or director of a competitor, as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914; (C) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding (excluding traffic violations and other minor offenses) within the past ten years; or (D) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933; (iii) the corporation receives a notice (whether or not subsequently withdrawn) that a stockholder intends to nominate any candidate for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director in Article I, Section 1.1(b); or (iv) the election of the Stockholder Nominee to the Board of Directors would cause the corporation to violate the Certificate of Incorporation, these bylaws, or any applicable law, rule, regulation or listing standard. (2) An Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to Section 1.11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials and include such assigned rank in its Stockholder Notice submitted to the corporation. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 1.11 exceeds the Authorized Number, the Stockholder Nominees to be included in the corporation’s proxy materials shall be determined in accordance with the following provisions: one Stockholder Nominee who satisfies the eligibility requirements in this Section 1.11 shall be selected from each Eligible Stockholder for inclusion in the corporation’s proxy materials until the Authorized Number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its Stockholder Notice submitted to the corporation and going in the order of the rank (highest to lowest) assigned to each Stockholder Nominee by such Eligible Stockholder. If the Authorized Number is not reached after one Stockholder Nominee who satisfies the eligibility requirements in this Section 1.11 has been selected from each Eligible Stockholder, this selection process shall continue as many times as necessary, following the same order each time, until the Authorized Number is reached. Following such determination, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 1.11 thereafter is nominated by the Board of Directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 1.11), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for election as a director at the applicable annual meeting in substitution for such Stockholder Nominee. (3) Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either: (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting for any reason, including for the failure to comply with any

13 provision of these bylaws (provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice); or (ii) does not receive a number of votes cast in favor of his or her election that is at least equal to 25% of the shares present in person or represented by proxy and entitled to vote in the election of directors, shall be ineligible to be a Stockholder Nominee pursuant to this Section 1.11 for the next two annual meetings. (4) Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder, as defined in Article I, Section 1.1(c)(2) of these bylaws) does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 1.11 and to make any and all determinations necessary or advisable to apply this Section 1.11 to any persons, facts or circumstances, in each case acting in good faith. Except for a nomination made in accordance with Article I, Section 1.1(b) of these bylaws, this Section 1.11 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials. Section 1.12 Information Regarding Director Nominees. (a) As to each person whom the stockholder proposes to nominate for election or reelection as a director of the corporation pursuant to Section 1.1(b) or Section 1.11 of these bylaws, the stockholder must deliver to the Secretary at the principal executive offices of the corporation the following information: (1) a written representation and agreement, which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (i) consents to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected, and currently intends to serve as a director for the full term for which such person is standing for election; (ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (A) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement or (B) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee except as disclosed in such representation and agreement; and (iv) if elected as a director, will comply with all of the corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other policies and guidelines applicable to directors (which will be promptly provided following a request therefor); (2) a fully completed and signed questionnaire in the same form required of the corporation’s director nominees (which form will be promptly provided following a request therefor); and (3) a representation that such person will provide to the corporation such other information as the corporation may reasonably request, including such information reasonably necessary for the corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these bylaws, any law, rule, regulation or listing standard that may be applicable to the corporation, or relevant to a determination whether such person can be considered an independent director, which information shall be promptly provided following a request therefor.

14 (b) The written and signed representations and agreements and fully completed and signed questionnaires described in Article I, Section 1.12(a)(2) above shall be provided to the corporation at the time specified pursuant to Article I, Section 1.1(b) or Article I, Section 1.11 of these bylaws, and the additional information described in Article I, Section 1.12(a)(3) above shall be provided to the corporation promptly upon request by the corporation, but in any event within five business days after such request. All information provided pursuant to this Section 1.12 shall be deemed part of the stockholder’s notice submitted pursuant to Article I, Section 1.1(b) of these bylaws or a Stockholder Notice submitted pursuant to Article I, Section 1.11 of these bylaws as applicable. (c) Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 1.12 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any designated committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 1.12. Any stockholder providing information pursuant to this Section 1.12 shall promptly notify the Secretary of the corporation in writing at the principal executive office of the corporation of any inaccuracy or change in any previously provided information within two business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, such stockholder shall provide, within seven business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 1.12. ARTICLE II BOARD OF DIRECTORS Section 2.1 Number; Qualifications. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. Section 2.2 Election; Resignation; Removal; Vacancies. The Board of Directors shall initially consist of the persons named as Directors by the Incorporator, and each Director so elected shall hold office until the first annual meeting of stockholders or until his/her successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors each of whom shall hold office for a term of one year or until his/her successor is elected and qualified. Any Director may resign at any time upon written notice to the corporation. Any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he has replaced or until his/her successor is elected and qualified. Section 2.3 Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given. Section 2.4 Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Reasonable notice thereof shall be given by the person or persons calling the meeting, not later than the second day before the date of the special meeting. Section 2.5 Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

15 Section 2.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Section 2.7 Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his/her absence by the Vice Chairman of the Board, if any, or in his/her absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his/her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. Section 2.8 Informal Action by Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. ARTICLE III COMMITTEES Section 3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that any such committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of Preferred Stock adopted by the Board of Directors pursuant to Article Fourth of the Certificate of Incorporation, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of the State of Delaware (the “DGCL”), recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending these bylaws; and unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws. ARTICLE IV OFFICERS Section 4.1 Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board of Directors shall choose a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual

16 meeting of stockholders next succeeding this election, and until his/her successor is elected and qualified or until his/her earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Section 4.2 Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his/her duties. ARTICLE V STOCK Section 5.1 Certificates. The Board may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Company shall be uncertificated shares. Certificates, if any, representing shares of stock of the Company will be in such form as is determined by the Board, subject to applicable legal requirements. Each such certificate shall be numbered and shall be signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Records shall be kept of the amount of stock of the corporation issued and outstanding, the manner in which and the time when such stock was paid for, the respective names, alphabetically arranged, and the addresses, of the persons, firms or corporations owning of record the stock represented by certificates for stock of the corporation, the number, class and series of shares represented by such certificates, respectively, the time when each became an owner of record thereof, and the respective dates of such certificates, and in case of cancellation, the respective dates of cancellation. Section 5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his/her legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. Section 5.3 Transfers of Stock. Transfers of shares shall be made upon the books of the Company (i) only by the holder of record thereof, or by a duly authorized agent, transferee or legal representative and (ii) in the case of certificated shares, upon the surrender to the Company of the certificate or certificates for such shares. No transfer shall be made that is inconsistent with the provisions of applicable law. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate of certificates shall be presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so. Section 5.4 Regulations Concerning Transfer of Stock. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these bylaws, concerning the issue, transfer and registration of certificates for stock of the corporation. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

17 ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS Section 6.1 Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether brought by or in the right of the corporation or otherwise, including civil, criminal, administrative, or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation. Section 6.2 Prepayment of Expenses. The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in his/her capacity as a director or officer (except with regard to service to an employee benefit plan or non-profit organization) in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be determined that the director or officer is not entitled to be indemnified under this Article VI or otherwise. Section 6.3 Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within 90 days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claims and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law. Section 6.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.5 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director, officer or employee of the corporation in respect of any act or omission occurring prior to the time of such repeal or modification. ARTICLE VII MISCELLANEOUS Section 7.1 Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the Board of Directors. Section 7.2 Seal. The Board of Directors may, but need not, adopt a corporate seal. If adopted, the corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. Section 7.3 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

18 Section 7.4 Interested Directors; Quorum. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his/her or their votes are counted for such purpose, if: (a) the material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (b) the material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction. Section 7.5 Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same. Section 7.6 Amendment of Bylaws. These Bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise. ***